                                                                Item 23 (d)(vii)

                              AMENDED AND RESTATED
                             SUB-ADVISORY AGREEMENT

         This Amended and Restated Sub-Advisory Agreement made as of the 14th day of May 2001, amends and restates the Sub-Advisory Agreement initially made as of the 3rd day of April 2000, by and between New Covenant Trust Company, N.A., a limited purpose national trust bank (the "Trust Company") and Wellington Management Company, LLP (the "Sub-Adviser"), solely for the purpose of reflecting the assumption of certain of the duties to perform the investment advisory services as described herein by the Trust Company's separately identifiable investment advisory department, the NCF Investment Department (the "Adviser").

         WHEREAS, pursuant to an agreement between them dated as of June 30, 1999 (the "Advisory Agreement") as amended and restated on May 14, 2001, the Adviser serves as investment adviser to New Covenant Funds, a Delaware business trust and an open-end management investment company (the "Trust"), which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933; and

         WHEREAS, for purposes of complying with those provisions of the Gramm-Leach-Bliley Act relating to banks that provide investment advisory services to registered investment companies the Trust Company established the Adviser as a "separately identifiable department or division" as such term is defined in Section 202(a)(26) of the Investment Advisers Act of 1940; and

         WHEREAS, the Adviser was declared effective as a registered investment adviser by the Securities and Exchange Commission by order dated April 13, 2001, and the Adviser is therefore duly qualified and able to provide investment advisory services to the Trust; and

         WHEREAS, the Board of Trustees of the Trust at a meeting duly called and held on May 14, 2001, approved the Assumption Agreement (a copy of which is attached hereto and made a part hereof) between the Trust, the Trust Company and the Adviser, providing for the assumption by the Adviser of all of the Trust Company's duties and responsibilities for providing investment advisory services to the Trust; and

         WHEREAS, the Trust is comprised of four separate investment portfolios, one of which is New Covenant Growth Fund (the "Fund"); and

         WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser experienced in the management of a portfolio of securities to assist the Adviser in performing services for a portion of the Fund; and

         WHEREAS, the Sub-Adviser represents that it has the legal power and authority to perform the services contemplated hereunder without violation of applicable law (including the Investment Advisers Act of 1940), and desires to provide such services to the Trust and the Adviser.

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         Section 1. Appointment of the Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide a continuous investment program for that portion of the Fund designated by the Adviser as assigned to the Sub-Adviser (the "Segment" of the Fund), subject to such written instructions and supervision as the Adviser may from time to time furnish. The Sub-Adviser hereby accepts such appointment and agrees to render the services and to assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser will provide the services under this Agreement with respect to the Segment in accordance with the Fund's investment objective, policies and applicable restrictions as stated in the Fund's most recent Prospectus and Statement of Additional Information as the same may, from time to time, be supplemented or amended and in resolutions of the Trust's Board of Trustees. The Adviser agrees to furnish to the Sub-Adviser from time to time copies of all Prospectuses and Statements of Additional Information and of all amendments of, or supplements to, such Prospectuses and Statements of Additional Information and of all resolutions of the Trust's Board of Trustees applicable to the Sub-Adviser's services hereunder. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Fund or the Trust in any way.

         Section 2. Sub-Advisory Services. Subject to such written instructions and supervision as the Adviser may from time to time furnish, the Sub-Adviser will provide an investment program for the Segment, including investment research and management with respect to securities and investments, including cash and cash equivalents, in the Segment, and will determine from time to time what securities and other investments will be purchased, retained or sold by and within the Segment. The Sub-Adviser will implement such determinations through the placement, on behalf of the Fund, of orders for the execution of portfolio transactions through such brokers or dealers as it may select. The Adviser will instruct the Trust's Custodian to forward promptly to the Sub-Adviser proxy and other materials relating to the exercise of shareholder rights and, unless otherwise instructed by the Adviser, the Sub-Adviser will determine from time to time the manner in which voting rights, rights to consent to corporate action and other rights pertaining to the Fund's investments should be exercised.

         In fulfilling its responsibilities hereunder, the Sub-Adviser agrees that it will:

         (a) use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

         (b) conform with all applicable rules and regulations of the United States Securities and Exchange Commission ("SEC") and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any government authority pertaining to the investment advisory activities of the Sub-Adviser and shall furnish such written reports or other documents substantiating such compliance as the Adviser reasonably may request from time to time;

         (c) not make loans to any person to purchase or carry shares of beneficial interest in the Trust or make loans to the Trust;

         (d) place orders pursuant to investment determinations for the Fund either directly with the issuer or with an underwriter, market maker or broker or dealer. In placing orders, the Sub-Adviser will use its reasonable best efforts to obtain best execution of such orders. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, effect portfolio securities transactions through brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which the Sub-Adviser exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Sub-Adviser is authorized to cause the Fund to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion. The Trust or the Adviser may, from time to time in writing, direct the Sub-Adviser to place orders through one or more brokers or dealers and, thereafter, the Sub-Adviser will have no responsibility for ensuring best execution with respect to such orders. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser or any affiliated person of the Sub-Adviser as principal except as may be permitted by the 1940 Act or an exemption therefrom. If the Sub-Adviser determines in good faith that the transaction is in the best interest of each client, securities may be purchased on behalf of the Fund from, or sold on behalf of the Fund to, another client of the Sub-Adviser in compliance with Rule 17a-7 under the 1940 Act;

         (e) maintain all necessary or appropriate records with respect to the Fund's securities transactions for the Segment that are required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 of the 1940 Act, and will furnish the Trust's Board of Trustees and the Adviser such periodic and special reports as the Board and Adviser may reasonably request;

         (f) treat confidentially and as proprietary information of the Adviser and the Trust all records and other information relative to the Adviser and the Trust and prior, present, or potential shareholders, and will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except that subject to prompt notification to the Trust and the Adviser, the Sub-Adviser may divulge such information to its independent auditors and regulatory authorities, or when so requested by the Adviser and the Trust; provided, however, that nothing contained herein shall prohibit the Sub-Adviser from (1) advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Fund or (2) including the Adviser and Trust on its general list of disclosable clients.

         (g) maintain its policy and practice of conducting its fiduciary functions independently. In making investment decisions for the Fund, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's account are customers of the Adviser, other sub-advisers, the Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the Sub-Adviser and its subsidiaries and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust; and

         (h) render, upon request of the Adviser or the Trust's Board of Trustees, written reports concerning the investment activities of the Sub-Adviser with respect to the Sub-Adviser's Segment of the Fund.

         Section 3. Expense. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in performing its services under this Agreement. The Sub-Adviser shall not be liable for any expenses of the Adviser or the Trust, including without limitation (a) their interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund and (c) custodian fees and expenses.

         Section 4. Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records, if any, which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Trust any such records upon the Adviser's or the Trust's request and that such records shall be available for inspection by the SEC. The Sub-Adviser further agrees to preserve for the periods and at the places prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         Section 5. Compensation of the Sub-Adviser.

         (a) In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a fee, in arrears, equal to an annual rate in accordance with Schedule A hereto, paid quarterly.

         (b) Such fee for each calendar quarter shall be calculated based on the average of the market value of the assets under management as of the end of each of the three months in the quarter just ended, as provided by the Adviser.

         (c) If the Sub-Adviser should serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on a pro rata basis for the period of the calendar quarter for which it has served as Sub-Adviser hereunder.

         Section 6. Services Not Exclusive. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. It is understood that the action taken by the Sub-Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Sub-Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Sub-Adviser at the same time or at the same price.

         Section 7. Use of Names. The Adviser shall not use the name, logo, trade or service mark or derivative of the foregoing of the Sub-Adviser or any of the Sub-Adviser's affiliates in any prospectus, sales literature or other materials whether or not relating to the Trust in any manner not approved prior thereto by the Sub-Adviser; provided, however, that the Sub-Adviser shall approve all uses of its or its affiliate's name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld. The Sub-Adviser shall not use the name of the Trust, the Fund or the Adviser in any materials relating to the Sub-Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its and the Fund's or the Trust's name which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder, including placing the Trust's or the Adviser's name on the Sub-Adviser's list of representative clients, or which are required by the SEC or a state securities commission, and, provided further, that in no event shall such approval be unreasonably withheld.

         Section 8. Liability of the Sub-Adviser. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or loss resulting from breach of fiduciary duty, the Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Notwithstanding the foregoing, neither the Adviser nor the Trust shall be deemed to have waived any rights it may have against the Sub-Adviser under federal or state securities laws.

         The Sub-Adviser shall indemnify and hold harmless the Trust and the Adviser (and its affiliated companies and their respective officers, directors and employees) from any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) arising out of or in connection with the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties including breach of fiduciary duty, hereunder of the Sub-Adviser.

         The Adviser shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorney's fees and costs) arising from any claim or demand by any person that is based upon (i) the obligations of any other sub-adviser to the Fund, (ii) any obligation of the Adviser under the Advisory Agreement that has not been delegated to the Sub-Adviser under this Agreement or (iii) any matter for which the Sub-Adviser does not have liability in accordance with the first sentence of this Section 8.

         Section 9. Limitation of Trust's Liability. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's and the Fund's liability set forth in its Trust Instrument and under Delaware law. The Sub-Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Fund and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.

         The names "New Covenant Funds" and "Trustees of New Covenant Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument dated as of September 30, 1998, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "New Covenant Funds" entered into in the name or on behalf thereof, or in the name or on behalf of any series or class of shares of the Trust, by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series or class of shares of the Trust must look solely to the assets of the Trust belonging to such series or class for the enforcement of any claims against the Trust.

         Section 10. Duration, Renewal, Termination and Amendment. This Agreement will become effective as of the date first written above, provided that it shall have been approved by vote of a majority of Trustees, including a majority of the disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval and, unless sooner terminated as provided herein, shall continue in effect for an initial period of one (1) year.

         Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive one year periods provided such continuance is specifically approved at least annually (a) by the vote of a majority of the disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of the Fund. This Agreement may be terminated as to the Fund at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Adviser, or by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days' prior written notice to the Sub-Adviser, or by the Sub-Adviser upon 60 days' prior written notice to the Adviser and the Trust's Board of Trustees, or upon such shorter notice as may be mutually agreed upon.

         This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment. No assignment of this Agreement shall be made by the Sub-Adviser without the consent of the Adviser and the Board of Trustees of the Trust.

         This Agreement may be amended at any time by the Adviser and the Sub-Adviser, subject to approval by the Trust's Board of Trustees and, if required by the 1940 Act and applicable SEC rules and regulations, a vote of a majority of the Fund's outstanding voting securities. Notwithstanding the foregoing, the Trust shall be under no obligation to obtain shareholder approval to materially amend this Agreement unless required to obtain such approval pursuant to any orders or rules and regulations which may have been issued by the Securities and Exchange Commission.

         Section 11. Confidential Relationship. Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties except as required by law or as required or permitted by this Agreement.

         Section 12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         Section 13. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. To the extent not preempted by federal law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Indiana. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all parties.

         Section 14. Notices. All notices and other communications hereunder shall be in writing (including telex or similar writing) and shall be deemed given if delivered in person or by messenger, cable, telegram or telex or facsimile transmission or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses or telex or facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice):

         (a)      if to the Sub-Adviser, to:

                  Wellington Management Company, LLP
                  75 State Street
                  Boston, Massachusetts  02109
                  Attn:  Regulatory Affairs
                  Facsimile: (617) 790-7255

         (b)      if to the Adviser, to:

                  The NCF Investment Department  of
                  New Covenant Trust Company, N.A.
                  200 East Twelfth Street, Suite B
                  Jeffersonville, IN  47130
                  Facsimile transmission number: (502) 569-5971
                  Attention: Dennis J. Murphy

         Each such notice or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the number specified in this section and the appropriate answer back or confirmation is received, and (ii) if given by any other means, when delivered at the address specified in this section.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                 THE NCF INVESTMENT DEPARTMENT OF
                                 NEW COVENANT TRUST COMPANY, N.A.


                                 By:
                                    --------------------------------------------


                                 Name:
                                      ------------------------------------------


                                 Title:
                                       -----------------------------------------


                                 WELLINGTON MANAGEMENT COMPANY, LLP


                                 By:
                                    --------------------------------------------


                                 Name:
                                      ------------------------------------------


                                 Title:
                                       -----------------------------------------

                                   SCHEDULE A

               To the Amended and Restated Sub-Advisory Agreement
                                     between
                        The NCF Investment Department of
                        New Covenant Trust Company, N.A.
                                       and
                       Wellington Management Company, LLP

Name of Fund                                         Compensation                                Date
------------                                         ------------                                ----
New Covenant Growth Fund                 0.250% of first $100 Million in
                                         Assets;                                            May 14, 2001

                                         0.200% of Assets over $100 Million.

                                         0.175% of Assets over $500
                                         Million.


                                 THE NCF INVESTMENT DEPARTMENT OF
                                 NEW COVENANT TRUST COMPANY, N.A.


                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------


                                 Title:
                                       -----------------------------------------



                                 WELLINGTON MANAGEMENT COMPANY, LLP

                                 By:
                                    --------------------------------------------


                                 Name:
                                      ------------------------------------------


                                 Title:
                                       -----------------------------------------